NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                           CUSIP NO. 741586 10 5

- NUMBER -                                                        - SHARES -

                            PRIMEHOLDINGS.COM, INC.
        AUTHORIZED COMMON STOCK: 50,000,000 SHARES * PAR VALUE of $0.666


THIS CERTIFIES THAT



IS THE RECORD HOLDER OF



                 Shares of PRIMEHOLDINGS.COM, INC Common Stock

transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


                            [COMPANY SEAL]

-----------------------                         ------------------------------
Secretary                                       President